Exhibit 99.02

News Release

Contacts:
FormFactor, Inc.	Investor Relations
Ron C. Foster	Brooke Deterline
Chief Financial Officer	Annie Leschin
(925) 290-4024	(925) 290-4949
IR@FormFactor.com

FormFactor, Inc. Names Mario Ruscev as President

LIVERMORE, Calif. — January 4, 2008 — FormFactor, Inc. (Nasdaq: FORM) today announced the appointment of Mario Ruscev as President, reporting to Igor Khandros, CEO, and as a member of the Board of Directors, both appointments effective January 7, 2008.

Dr. Ruscev joins FormFactor after a 23 year career at Schlumberger Limited, where he held significant leadership positions, including serving as president of four different Schlumberger businesses.  Dr. Ruscev is a strong operating executive who has significant expertise in new product innovation and development and proven success in product market introduction.  He holds a Doctorate in Nuclear Physics from Université Pierre et Marie Curie in Paris and a Ph.D. in Nuclear Physics from Yale University, in Connecticut.

Igor Khandros, FormFactor’s CEO, commented, “I am excited to have Mario join us.  He is a technologist who has built successful technology-based businesses.  Mario’s leadership will be a tremendous asset as FormFactor moves forward and continues to expand into new markets.”

“FormFactor has an incredible track record of creating the most innovative products in the advanced probe card industry and is a mission critical supplier to the semiconductor industry.  I look forward to helping drive company growth and expansion,” commented Ruscev.

Responsibility for FormFactor company operations other than new business development will transition to Dr. Ruscev.  Dr. Khandros, as CEO, will increasingly focus on global corporate strategy and continued development of new business initiatives.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding business momentum, demand for our products and solutions and future growth. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: the company’s ability to grow and its ability to expand into new markets; and the company’s ability to successfully engage in new business development. Additional information concerning factors that could cause actual events or results to differ materially and adversely from those in any forward-looking statement is contained in the company’s filings with the Securities and Exchange Commission, including the company’s Form 10-K/A for the fiscal period ended

December 30, 2006, Form 10-Q for the quarterly period ended September 29, 2007 and subsequent SEC filings. Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially and adversely from those anticipated in forward-looking statements.

About FormFactor:

Founded in 1993, FormFactor, Inc. (Nasdaq: FORM) is the leader in advanced wafer probe cards, which are used by semiconductor manufacturers to electrically test integrated circuits, or ICs. The company’s wafer sort, burn-in and device performance testing products move IC testing upstream from post-packaging to the wafer level, enabling semiconductor manufacturers to lower their overall production costs, improve yields, and bring next-generation devices to market. FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

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FormFactor and the FormFactor logo are registered trademarks of FormFactor, Inc.  All other product, trademark, company or service names mentioned herein are the property of their respective owners.